UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JUNE 26, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On and effective June 26, 2015 Scripps Networks Interactive, Inc. (the “Company”) entered into a $250 million senior unsecured term loan agreement (the “Term Loan”) with various financial institutions and Wells Fargo Bank, National Association as agent (collectively, the “Lenders”).

The Term Loan has a maturity date of June 26, 2017 with outstanding borrowings incurring interest at LIBOR plus a range of 62.5 to 137.5 basis points, subject to credit ratings.  The Term Loan includes certain customary affirmative and negative covenants, including limitations on additional indebtedness.

The proceeds of the Term Loan are anticipated to be used for general corporate purposes, including certain acquisitions as permitted under the agreement.

The foregoing description of the Term Loan does not purport to be complete and is qualified in its entirety by reference to the text of the Term Loan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.41

Senior Unsecured Term Loan Agreement dated as of June 26, 2015 among Scripps Interactive, Inc., as Borrower, the various banks named as parties thereto, Wells Fargo Bank, National Association, as Agent, and various financial institutions as Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: June 30, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.41

Senior Unsecured Term Loan Agreement dated as of June 26, 2015 among Scripps Interactive, Inc., as Borrower, the various banks named as parties thereto, Wells Fargo Bank, National Association, as Agent, and various financial institutions as Syndication Agents.